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                                                                    SUB-ITEM 77K

                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                 AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

                       INVESCO FX ALPHA PLUS STRATEGY FUND
                         INVESCO FX ALPHA STRATEGY FUND
                           INVESCO PACIFIC GROWTH FUND
                       INVESCO VAN KAMPEN GLOBAL BOND FUND
            INVESCO VAN KAMPEN GLOBAL TACTICAL ASSET ALLOCATION FUND

The Funds are new funds that were formed to acquire the assets and liabilities of a predecessor's fund in a shell fund reorganization (the "Reorganization"). PricewaterhouseCoopers LLP ("PWC") was appointed as the independent registered public accounting firm of the Fund for the fiscal year ending October 31, 2010.

The predecessor funds' financial statements were audited by a different independent registered public accounting firm (the "Prior Auditor").

Effective June 1, 2010, the Prior Auditor resigned as the independent registered public accounting firm of the predecessor fund. The Prior Auditor's report on the financial statements of the predecessor fund for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period the Prior Auditor was engaged, there were no disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the Prior Auditor's satisfaction, would have caused it to make reference to that matter in connection with its reports.

(Letters dated December 28 and 30, 2010 from Deloitte & Touche LLP are attached as Attachment A to this exhibit.)

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                                                                    ATTACHMENT A

December 28, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Sub-Item 77K of AIM Investment Funds (Invesco Investment Funds) Form N-SAR dated December 28, 2010 which includes Invesco Van Kampen Global Bond Fund, and we agree with the statements made therein.

Yours truly,


/s/ DELOITTE & TOUCHE LLP

December 28, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Sub-Item 77K of AIM Investment Funds (Invesco Investment Funds) Form N-SAR dated December 28, 2010 which includes Invesco Van Kampen Global Tactical Allocation Fund, and we agree with the statements made therein.

Yours truly,


/s/ DELOITTE & TOUCHE LLP

December 30, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 77K of AIM Investment Funds (Invesco Investment Funds) Form N-SAR dated December 30, 2010, which includes Invesco FX Alpha Plus Strategy Fund, Invesco FX Alpha Strategy Fund, and Invesco Pacific Growth Fund, and we agree with the statements made therein.

Yours truly,


/s/ Deloitte & Touche LLP